UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2022

Capri Holdings Ltd

(Exact name of Registrant as Specified in its Charter)

001-35368

(Commission File Number)

British Virgin Islands	00-0000000
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

33 Kingsway

London, United Kingdom

WC2B 6UF

(Address of Principal Executive Offices)

44 207 632 8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 8.01     OTHER EVENTS.

As of 11:59 p.m. ET on April 2, 2022, Capri Holding Limited’s (“Capri” or the “Company”) senior long-term, unsecured debt had been rated investment grade by two of three specified rating agencies for two consecutive full fiscal quarters, meeting the criteria for the release of the collateral securing Capri’s obligations under its revolving credit facility and term loan facility, pursuant to that certain Credit Agreement dated as of November 15, 2018 with among others, JPMorgan Chase Bank, N.A., as administrative agent, and as amended from time to time (collectively, the “Credit Facility”).

On April 3, 2022, the Company notified the administrative agent under its Credit Facility that it had met the conditions for the release of the collateral securing Capri’s obligations under the Credit Facility.

The collateral, which consists of substantially all of the assets and certain registered intellectual property of Capri and certain of its subsidiaries, was released effective April 3, 2022.

For additional details regarding the Company’s Credit Facility, see pages 95-96 of our Annual Report on Form 10-K for the year ended March 27, 2021 and Exhibit 10.1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: April 4, 2022
	By:	/s/ Thomas J. Edwards, Jr.
	Name:	Thomas J. Edwards, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer